INTELLECTUAL PROPERTY PURCHASE AGREEMENT

by and among

Webstar Networks Corporation

And

Webstar Technology Group, Inc.

i

Exhibits

Exhibit A	Bill of Sale and Domain Name Assignment

Schedules
Schedule 3	Seller Disclosure Schedules

ii

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

Dated as of June 30, 2017

This Intellectual Property Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Webstar Technology Group, Inc., a Wyoming corporation (the “Buyer”), and (ii) Webstar Networks Corporation, a Florida corporation (“Seller”). Each of the Buyer and Seller may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, Buyer is engaged in the business of marketing, selling and supporting software solutions;

WHEREAS, Seller is engaged in a variety of businesses including financial services and lending, online, private label credit card services, gold buyer and selling platform, musical instrument retail and online stores, Stage and theatrical lighting and sound dealership, restaurant ownership and operations, social networking website design and development and state-of-the-art and disruptive software technology development and sales (the “Seller’s Business”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets (as defined below) upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Buyer understands that the Business is in the developmental stage and requires significant inputs in addition to the Assets to be acquired pursuant to the terms of this Agreement in order to establish a viable operation.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Business” means the business of an online, live virtual classroom service which permits educators to offer their students visual online access to classroom activities from anywhere in the world, together with other related activities as set forth on the website located at the Domain Name as of the date hereof.

(e)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Wyoming are authorized or required by law or executive order to close.

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(f)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)	“Intellectual Property” means all United States and foreign intellectual property and all other similar proprietary rights, including all (i) patents and patent applications, including provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information, including know-how.

(i)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(j)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(k)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties related to the Assets, whether or not arising from transactions in the ordinary course of business.

(l)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(m)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(n)	“Public Offering” means (i) the effective date of a registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) or (ii) such earlier date that the Company consummates a merger with or into a company whose securities are registered with the SEC under the Securities Act and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company.

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(o)	“Securities Act” means the Securities Act of 1933, as amended.

(p)	“Seller Organizational Documents” means the articles of incorporation, bylaws, and other organizational documents of Seller as Seller is required or permitted to have under any applicable Law.

(q)	“Termination Date” means July 31, 2018.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein;

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. PURCHASE AND SALE

Section 2.01 The Purchase and Sale.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Seller, who holds beneficial ownership of the Assets, shall sell, assign, transfer and deliver to the Buyer, free and clear of all Liens, all of the Assets. The “Assets” shall be comprised of the following:

(i)	The domain name www.webstarecampus.com and any and all domain names incorporating the term “Webstar E-Campus” or any terms confusingly similar thereto that is owned by Seller and any and all rights of renewal in and to the foregoing (collectively, the “Domain Name”);

(ii)	all software code associated with the Webstar E-Campus software;

(iii)	Provisional patent application for the software;

(iv)	All 504(c) State Certifications obtained to date qualifying the software as a bonafide education classroom eligible for state education reimbursement;

(v)	The license agreement for the following cloud computing service: Network Solutions;

(vi)	The following computer equipment: Server, Laptop computer; and

(vii)	The following Intellectual Property, software known and marketed as “Webstar E-Campus” (the “IP Assets”).

(b)	In exchange for the transfer of the Assets to the Buyer by the Seller, on the Closing Date the Buyer shall pay to the Seller a purchase price of 17,000,000 shares (the “Shares”) of common stock, par value $0.0001 per share of the Buyer (the “Common Stock”). The Common Stock shall be referred to as the “Purchase Price.”

(c)	The Parties acknowledge and agree that Buyer will not assume any liability or obligation of Seller in connection with Buyer’s purchase of the Assets pursuant to this Agreement.

Section 2.02 Closing.

(a)	The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the third Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Article V, at the offices of the Buyer at Webstar Technology Group, Inc., 4231 Walnut Bend, Jacksonville, FL 32202, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”).

(b)	At the Closing, the Buyer shall deliver to the Seller:

(i)	the Shares;

(ii)	The Bill of Sale and Domain Name Assignment, substantially in the form as attached hereto as Exhibit A (the “Bill of Sale”), duly executed by an officer of the Buyer; and

(iii)	a certificate from Buyer, in form and substance reasonably acceptable to the Seller, certifying that (A) all representations and warranties made by the Buyer in this Agreement were true and correct when made and are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement; and (B) the Buyer has performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

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(c)	At the Closing, the Seller shall deliver to the Buyer:

(i)	The Bill of Sale, duly executed by an officer of the Seller;

(ii)	a certificate of good standing for the Seller issued by the secretary of the State of Florida and dated a date that is within five (5) Business Days of the Closing Date; and

(iii)	a certificate from the Seller, in form and substance reasonably acceptable to the Buyer, certifying that (A) all representations and warranties made by Seller in this Agreement were true and correct when made and are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement; (B) No Material Adverse Change has occurred to the Assets from the Effective Date to the Closing; and (C) the Seller has performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing.

(d)	At the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.03 Conveyance Taxes. The Seller will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the transactions contemplated by this Agreement.

Section 2.04 Shares. The Seller acknowledges and agrees that the Shares to be delivered to Seller hereunder have not been registered under the Securities Act and are subject to limitations on resale as set forth therein and in the rules and regulations thereunder. While the Buyer is in the process of registering its shares of Common Stock, there can be no assurances that such registration will be successful or effective, or the time frame for such registration or effectiveness.

Article III. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SELLER

As an inducement to, and to obtain the reliance of the Buyer, except as set forth in the disclosure schedules as attached hereto as Schedule 3, and referencing the particular section of this Article III to which the disclosure relates (the “Seller Disclosure Schedules”), the Seller represent and warrant to the Buyer, as of the Effective Date and as of the Closing Date, as follows:

Section 3.01 Corporate Existence and Power. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of State of Florida, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Seller has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

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Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Seller Organizational Documents. Seller has taken all actions required by Law, the Seller Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated, the execution, delivery and performance by Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by Seller in connection herewith constitute the valid and binding obligations of Seller enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Seller requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Approval of Agreement. The Board of Directors or other governing body of Seller has authorized the execution and delivery of this Agreement by Seller and has approved this Agreement and the transactions contemplated hereby.

Section 3.06 Ownership of Assets.

(a)	Seller is, and on the Closing Date will be, the record and beneficial owner of the Assets free and clear of all Liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever. Seller is not subject to, or a party to, any agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the use, sale or other disposition of the Assets by Seller or by Buyer.

(b)	Upon delivery to Buyer of the Bill of Sale, Buyer will acquire lawful, valid and marketable title to the Assets free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

(c)	Other than pursuant to this Agreement, no Person has any rights to purchase or receive any of the Assets or any interests therein.

Section 3.07 IP Assets. Section 3.07 of the Seller Disclosure Schedule sets forth a list of all registrations and applications for registration in respect of the IP Assets. Except as set forth in Section 3.07 of the Seller Disclosure Schedule, Seller owns (beneficially and of record) all right, title and interest in and to all IP Assets, free and clear of all Liens. Except as set forth in Section 3.07 of the Seller Disclosure Schedule, all of the trademark applications within the IP Assets have been duly filed in the jurisdiction named in each such application, are being actively prosecuted and have not been abandoned or allowed to lapse. The Domain Name has been validly registered with an authorized domain name registrar and the registration therefor is current through the Closing Date. Except as set forth in Section 3.07 of the Seller Disclosure Schedule, there is no Action that is pending or, to the knowledge of Seller, threatened that challenges the rights of Seller in respect of any IP Assets or the validity, enforceability or effectiveness thereof. Seller has not received any written communication alleging that Seller has infringed the intellectual property rights of any third party and there are no Actions that are pending or, to the knowledge of Seller, threatened against Seller with respect thereto. Except as set forth in Section 3.07 of the Seller Disclosure Schedule, to the knowledge of Seller, there is no unauthorized use, infringement or misappropriation of the IP Assets by any third party and there is no Action that is pending or threatened by Seller with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Buyer pursuant to this Agreement of all right, title and interest in and to (i) the IP Assets owned by Seller throughout the world and (ii) the Domain Name; provided, however, that Seller does not represent, warrant or covenant that any rights in or to the IP Assets exist anywhere outside of the United States of America or that Seller has any right, title or interest in or to any internet domain names other than the Domain Name.

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Section 3.08 Information. The information concerning the Seller and the Assets set forth in this Agreement and in the Seller Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.09 Absence of Certain Changes or Events. Since December 12, 2015 (the “LOI Date”) there has not been any Material Adverse Change in the Assets.

Section 3.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Seller after reasonable investigation, threatened, by or against Seller or affecting any of the Assets, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller has no knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.11 Compliance With Laws and Regulations. To the best of its knowledge, Seller has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the Assets.

Article IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Seller, the Buyer represents and warrants to the Seller, as of the Effective Date and as of the Closing Date, as follows:

Section 4.01 Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Wyoming and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Buyer’s Organizational Documents. The Buyer has taken all action required by Law, the Buyer’s Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Buyer has full power, authority, and legal right and has taken all action required by Law, the Buyer’s Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.02 Information. The information concerning the Buyer set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Buyer in connection herewith constitute the valid and binding obligation of the Buyer, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Article V. CONDITIONS TO CLOSING

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, before the Termination Date, of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

(d)	The Company shall have completed a Public Offering.

Section 5.02 Condition to the Obligations of the Buyer. The obligations of the Buyer to consummate the Closing are subject to the satisfaction (or waiver by the Buyer), before the Termination Date, of the following conditions:

(a)	The representations and warranties made by the Seller in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(b)	No Material Adverse Change shall have occurred in the Assets from the Effective Date to the Closing;

(c)	The Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and

(d)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory Authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

Section 5.03 Condition to the Obligations of the Seller. The obligations of the Seller to consummate the Closing are subject to the satisfaction (or waiver by the Seller), before the Termination Date, of the following conditions:

(a)	The representations and warranties made by the Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

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(b)	The Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing; and

(c)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Article VI. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, Seller will afford to the officers and authorized representatives of the Buyer full access to the properties, books and records of the Seller as relates to the Assets in order that the Buyer may have a full opportunity to make such reasonable investigation as it shall desire to make of the Assets, and will furnish the Buyer with such additional financial and operating data and other information as to the Assets as the Buyer shall from time to time reasonably request.

Section 6.02 Third Party Consents and Certificates. The Buyer and the Seller agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 6.03 Seller’s Covenants. From and after the Effective Date until the earlier of the Closing Date, the Termination Date or the earlier termination of this Agreement in accordance with its terms:

(a)	Seller will give the Buyer prompt written notice of any material change in or affecting the Assets;

(b)	the Seller shall perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting the Assets;

(c)	the Seller shall use its commercially reasonable efforts to maintain and preserve the Assets in their current state; and

(d)	the Seller shall fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, foreign and state Laws and all rules, regulations, and orders imposed by federal, foreign or state governmental authorities with respect to the Assets.

Section 6.04 Limitations on Actions. From and after the Effective Date until the earlier of the Closing Date, the Termination Date or the earlier termination of this Agreement in accordance with its terms, except as required by this Agreement, Seller shall not sell any portion of the Assets, or grant or agree to any Lien or security interest therein.

Article VII. NON-COMPETE AND NON-SOLICITATION

Section 7.01 Effectiveness. The Parties agree that, in the event that the Closing occurs, this Article VII shall be effective and Seller covenants and agree to abide by the terms hereof.

Section 7.02 Acknowledgment. Prior to the Closing, Seller has pursued the Business and has utilized the Assets in connection with such Business, and has certain knowledge of the business operations that may be required for Buyer to exploit and use the Assets and to operate the Business following the Closing Date. In addition, Seller has had and will continue to have access to trade secrets and confidential business methods, plans and practices considered confidential by Buyer prior to the Closing Date and after the Closing Date. This information has commercial value in the business in which Buyer will be engaged after the consummation of the transactions contemplated herein. Buyer post-Closing will be irreparably damaged and its substantial investment in the transactions contemplated herein materially impaired if Seller were to enter into an activity competing or interfering with the Business in violation of the terms of this Agreement. The scope and length of the term of the terms of this Article VII and the geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind, and the full, uninhibited and faithful observance of each of the agreements and covenants contained in this Agreement will not cause Seller any undue hardship, financial or otherwise. The agreements and covenants provided by Seller in this Agreement are reasonable and necessary to Buyer’s protection of its legitimate interests in the transactions contemplated herein. It is the desire and intent of the Parties that the provisions of this Article VII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Article VII shall be adjudicated to be invalid or unenforceable, this Article VII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Article VII in the particular jurisdiction in which such adjudication is made.

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Section 7.03 Covenants.

(a)	Seller hereby covenants and agrees that it will not (directly or indirectly) without the express written approval of Buyer, Compete (as defined below) with Buyer at any time during the period commencing on the Closing Date and ending on the date that is the five (5) year anniversary of the Closing Date (the “Term”). As used in this Agreement, to “Compete” shall mean to, directly or indirectly, either itself or through one or more Affiliates, own, operate, be employed by, act as an independent contractor to, or act as an advisor to, any business or enterprise that is substantially similar to the Business as conducted on the Closing Date, or which provides, in whole or in part, the same or similar services and/or products as offered by Seller in the Business immediately prior to the Closing Date. The restrictions set forth in this Article VII shall apply to the activities of Seller worldwide. For the avoidance of doubt and notwithstanding anything to the contrary herein, ownership, either of record or beneficially, of 5% or less of the outstanding securities of any class of securities of a public company shall not be considered to be competition with Buyer and shall not be a violation of any of the terms or conditions of this Article VII.

(b)	Seller agrees that, during the Term, Seller shall not, directly or indirectly (a) solicit or accept, or induce any person to reduce goods or services to Buyer; (b) in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with the existing and prospective clients, accounts or suppliers related to the Business; (c) solicit or induce any client or person to cease being a customer or client of Buyer or the Business or reduce their business relationship with Buyer or the Business; or (d) solicit or accept, or induce any employee, independent contractor or agent of Seller or related to the Business to cease being engaged or retained by Buyer, or to reduce their engagement therewith.

Section 7.05 Remedies. The Parties recognize and acknowledge that the performance of the obligations under this Article VII by Seller is special, unique and extraordinary in character and Seller acknowledges that Buyer will be irreparably damaged (and damages at law would be an inadequate remedy) if this Article VII is not specifically enforced. Therefore, in the event of a breach, or threatened breach, by Seller of any provision of this Article VII, Buyer shall be entitled, in addition to all other rights or remedies which may be available at law or in equity, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Article VII.

Article VIII. TERMINATION

Section 8.01 Termination. This Agreement may be terminated:

(a)	At any time prior to the Closing by the mutual written consent of the Buyer and Seller;

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(b)	By the Buyer (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by the Buyer, which waiver the Buyer may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Buyer may not terminate this Agreement pursuant to this Section 8.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Buyer; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of Seller contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Buyer or cured by the Seller, as applicable, within five (5) Business Days after receipt by Seller of written notice thereof from the Buyer or is not reasonably capable of being cured prior to the Termination Date;

(c)	By Seller (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by the Seller, which waiver the Seller may give or withhold in its sole discretion, by the Termination Date, provided, however, that Seller may not terminate this Agreement pursuant to this Section 8.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by Seller; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Seller or cured by the Buyer, as applicable, within five (5) Business Days after receipt by the Buyer of written notice thereof from Seller or is not reasonably capable of being cured prior to the Termination Date; or

(d)	At any time prior to the Closing by any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable; or

Section 8.02 Survival After Termination. If this Agreement is terminated by in accordance with Section 8.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 8.02, Article IX, Article X and Article XI shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article IX. INDEMNIFICATION

Section 9.01 Indemnification of Buyer. Seller hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Buyer, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Buyer Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Seller contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; and (ii) the ownership, and operation of the Assets prior to the Closing Date, including due to any Actions by any third parties with respect to the Assets for any period prior to the Closing Date.

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Section 9.02 Indemnification of Seller. The Buyer hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Seller and its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Seller Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Seller Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyer contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; and (ii) and the ownership, and operation of the Assets following the Closing Date, including due to any Actions by any third parties with respect to the Assets for any period following the Closing Date.

Section 9.03 Procedure. The following shall apply with respect to all claims by any Seller Indemnified Party or Buyer Indemnified Party for indemnification:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 9.01 or Section 9.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 9.01 or Section 9.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 9.01 or Section 9.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article IX and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 9.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

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(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 9.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 9.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 9.04 Periodic Payments. Any indemnification required by this Article IX for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 9.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 9.06 Time Limit. The obligations of the Seller and the Buyer under Section 9.01 and Section 9.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article IX which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; (ii) resolved claims for which payment has not yet been paid to the indemnified Party; and (iii) claims pursuant to Section 11.01.

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Section 9.07 Limitations. Notwithstanding anything to the contrary in this Article IX, neither the Buyer nor the Seller shall be obligated to indemnify the other for any Losses hereunder until all such to-be-indemnified Party’s Losses exceed $10,000 (the “Basket”), and shall thereafter be obligated to indemnify the other Party up to a maximum amount of $350,000 (the “Cap”). For the avoidance of doubt, the Basket and the Cap shall apply (i) as to all of the Buyer Indemnified Parties collectively, and the Seller shall not be obligated to satisfy the Basket, and shall not be subject to the Cap, with respect to each individual Buyer Indemnified Party; and (ii) as to all of the Seller Indemnified Parties collectively, and the Buyer shall not be obligated to satisfy the Basket, and shall not be subject to the Cap, with respect to each individual Seller Indemnified Party.

Article X. DISPUTE RESOLUTION

Section 10.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”) to be jointly selected by the Buyer and the Seller. Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Buyer and the Seller cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Buyer and the Seller shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Wyoming shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Wyoming applicable to a contract negotiated, signed, and wholly to be performed in the State of Wyoming, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.01(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

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(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 10.02 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XI. MISCELLANEOUS

Section 11.01 Brokers. The Buyer and Seller agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Buyer and the Seller each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party, pursuant to the provisions of Article IX.

Section 11.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Wyoming, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 11.03 Notices

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Buyer:

Webstar Technology Group, Inc.

Attn: Joseph Stingone

4231 Walnut Bend

Jacksonville, FL 32257

Attn: Joseph Stingone

Email: jps@webstartechnologygroup.com

With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: John Cacomanolis

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: JCacomanolis@LegalAndCompliance.com

If to the Seller:

Webstar Networks Corporation

555 8th St.

Unit G

Holly Hill, FL 32117

Attention: James Owens

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 11.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 11.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

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Section 11.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties.

Section 11.07 Third Party Beneficiaries. This contract is strictly between the Buyer and the Seller and, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 11.08 Expenses. Subject to Section 11.04, except as specifically set forth herein, whether or not the Closing occurs, each of the Buyer and the Seller will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated herein.

Section 11.09 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 11.10 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months.

Section 11.11 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 11.12 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 11.13 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 11.14 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Buyer to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 11.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 11.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, Seller and the Buyer shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 11.17 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be requested by any other Party hereto in order to effectuate the transactions contemplated by this Agreement.

Section 11.18 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

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Section 11.19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Webstar Technology Group, Inc.

By:	/s/ Jospeh P. Stingone, Sr.
Name:	Joseph P. Stingone, Sr.
Title:	Chief Executive Officer

Webstar Networks Corporation

By:	/s/ James Owens
Name:	James Owens
Title:	Chief Executive Officer

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Exhibit A

Bill of Sale

BILL OF SALE AND DOMAIN NAME ASSIGNMENT

This Bill of Sale and Domain Name Assignment is made and entered into as of __________, by Webstar Networks Corporation, a Florida corporation (“Seller”) to and in favor of Webstar Technology Group, Inc., a Wyoming corporation (the “Buyer”).

WHEREAS, Buyer and Seller have entered into a certain Intellectual Property Purchase Agreement, dated as of June 30, 2017 (“Agreement”), providing for Buyer to purchase the Assets (as defined below);

WHEREAS, Seller is the owner of the assets and domain names as listed in Exhibit A attached hereto and incorporated by reference herein (the “Assets”);

WHEREAS, Seller desires to convey, transfer, assign, deliver, and contribute to Buyer all of its right, title, and interest in and to the Assets; and

WHEREAS, Buyer shall accept, all rights, title and interest in and to the Assets as specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer any and all of Seller’s right, title and interest in and to (i) the Assets generally; (ii) any state or common law rights in the Assets and the right of priority, together with (1) the goodwill of the business relating to the Assets; and (2) right to sue for and collect, for its own use, all income, royalties, and damages hereafter due or payable to Seller with respect to the Assets, including without limitation, damages and payments for past, present, and future infringement or misappropriation of the Assets; (iii) all the rights in the trade dress, labels, and design associated with the Assets; and (iv) all of Seller’s right, title, and interest in the Domain Names, in each case free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”). Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).

2. The Seller covenants and agrees that in the event that (i) the Assets or other rights covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Assets or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Buyer, as the case may be; and the Seller covenants and agrees (in each case without any obligation on the part of the Seller to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Assets or rights in trust for, and for the benefit of, the Buyer, (b) to cooperate with the Buyer in the Buyer’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets or rights, (c) to cooperate with the Buyer in any reasonable interim arrangement to secure for the Buyer the practical benefits of such Assets pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible. Seller covenants and agrees to warrant and defend title to the Assets sold against any person, firm, corporation or association.

Exh A - 1

3. The Seller further agrees that it will at any time and from time to time, at the request of the Buyer, execute and deliver to the Buyer any and all other and further instruments and perform any and all further acts reasonably necessary to vest in the Buyer the right, title and interest in or to any of the Assets which this instrument purports to transfer to the Buyer. Seller further covenants that it will execute, at Buyer’s expense, all documents, papers, forms and authorizations and take all other actions that may be necessary to assist Buyer in registering the Marks with the United States Patent and Trademark Office and other foreign offices, as necessary. Seller further covenants that it will change the registered owner of the Domain Names to the Buyer and that Seller will execute all documents, papers, forms and authorizations and take all other actions that may be necessary for registering the Domain Names in the name of the Buyer, as necessary.

4. Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

5. All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

6. This Agreement shall be governed by the laws of the State of Wyoming, without regard to conflicts of law principles thereunder.

7. This Bill of Sale is being delivered in connection with the Closing under the Agreement and is made subject to the provisions of the Agreement. In the event of any conflict or inconsistency between this Bill of Sale and the Agreement, the Agreement shall be the controlling document.

8. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale effective as of the day and year first above written.

Webstar Technology Group, Inc.

By:
Name:	Joseph P. Stingone, Sr.
Title:	Chief Executive Officer

Webstar Networks Corporation

By:
Name:	James Owens
Title:	Chief Executive Officer

Exh A - 2

Exhibit A

Assets

i.	The domain name www.webstarecampus.com and any and all domain names incorporating the term “Webstar E-Campus” or any terms confusingly similar thereto that is owned by Seller and any and all rights of renewal in and to the foregoing (collectively, the “Domain Name”);

ii.	all software code associated with the Webstar E-Campus software;

iii.	Provisional patent application for the software;

iv.	All 504(c) State Certifications obtained to date qualifying the software as a bonafide education classroom eligible for state education reimbursement;

v.	The license agreement for the following cloud computing service: Network Solutions;

vi.	The following computer equipment: Server, Laptop computer; and

vii.	The following Intellectual Property, software known and marketed as “Webstar E-Campus” (the “IP Assets”).

Exh A - 3

Schedule 3

Seller Disclosure Schedules

Section 3.07: List of all registrations and applications for registration in respect of the IP Assets:

1.	Provisional patent application

Schedule 3 - page 1